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                                                                   EXHIBIT 10.40

                        STOCK PURCHASE AND SALE AGREEMENT

     This Stock Purchase and Sale Agreement (this "Agreement") is made and entered into as of this ___ day of ____________, 2000 by and between The Canopy Group, Inc., a Utah corporation ("Canopy"), Caldera Systems, Inc., a Delaware corporation ("Caldera"), and Metrowerks Holdings, Inc., a Delaware corporation (the "Purchaser"). Canopy and Caldera shall sometimes be referred to individually herein as a "Seller," or collectively as the "Sellers."

     WHEREAS, the Sellers currently hold an aggregate of 12,010,585 shares of the Common Stock of Lineo, Inc. (the "Company"), and Caldera and Canopy intend to sell 2,000,000 and 1,000,000 of their respective shares of the Company's Common Stock (the "Shares") to the Purchaser and the Purchaser intends to purchase the Shares from the Sellers at a price of $7.50 per Share.

     NOW, THEREFORE, based on the foregoing and other due and proper consideration, the receipt and sufficiency of which is hereby acknowledged, it is resolved that:

1. Sale of Stock. Upon execution of this Agreement, the Sellers shall sell and deliver to the Purchaser, and the Purchaser agrees to purchase and accept from the Sellers, free and clear of all liens, encumbrances and restrictions of any kind or nature whatsoever other than restrictions imposed by federal and state securities laws, on the terms and subject to the conditions set forth in this Agreement, and for the aggregate purchase price of $22,500,000, good and marketable title to the Shares.

2. Closing. Upon execution of this Agreement, the purchase price for the Shares shall be delivered to each respective Seller by the Purchaser, at the option of each Seller, in the form of a certified or bank cashier's check payable to or upon the order of such Seller or by wire transfer to an account designated by such Seller, and each Seller shall deliver or cause to be delivered to the Purchaser a certificate or certificates representing the Shares being sold by such Seller hereunder, duly endorsed for transfer, or accompanied by duly executed assignments separate from certificate, transferring to Purchaser good and marketable title to the Shares, free and clear of all liens, encumbrances and restrictions of any kind or nature whatsoever other than restrictions imposed by federal and state securities laws (the "Closing").

3. Representations and Warranties of Seller. Each Seller, severally and not jointly, hereby represents and warrants to, and covenants and agrees with, Purchaser that:

     a. Ownership of Shares. Such Seller owns of record and beneficially all of such Seller's Shares and has, and at all times prior to and as of the Closing will have, good and marketable title to such Shares, free and clear of all liens, encumbrances and restrictions of any kind or nature whatsoever other than restrictions imposed by federal and state securities laws.

     b. Delivery of Good Title. Upon delivery of the Shares and payment of the purchase price therefor pursuant to this Agreement, Purchaser will have good and marketable title to the Shares, free and clear of all liens, encumbrances and restrictions of any kind or nature whatsoever other than restrictions imposed by federal and state securities laws, which restrictions shall continue to be applicable to the Purchaser.



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     c. Organization, Good Standing and Qualification. Each Seller represents, severally, that it: (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required; and (iii) has all required power and authority necessary to carry out the transactions contemplated by this Agreement.

     d. Authorization. All corporate action on the part of each Seller, their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the Stockholder Agreement (as defined below), and all other agreements contemplated hereby to which each Seller is a party, the performance of all obligations of each Seller hereunder and thereunder, and the sale and issuance of the Shares being sold hereunder has been or will be taken prior to the Closing. This Agreement, the Stockholder Agreement, and all other agreements contemplated hereby to which each Seller is a party constitute valid and legally binding obligations of each Seller, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     e. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of either Seller is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings required pursuant to applicable federal and state securities laws, which filings will be effected within the required statutory period.

     f. Offering. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of the Law or other applicable blue sky laws. Neither the Sellers nor any authorized agent acting on either Seller's behalf will take any action hereafter that would cause the loss of such exemptions.

     g. No Access to Nonpublic Information. Caldera represents that none of its officers or executive employees has, or at any time in the past has had, access to any nonpublic information regarding or concerning the Company, and no officer or executive employee of Caldera is, or at time was, an officer, director, or executive employee of the Company.

     h. Disclosure. Each Seller has fully provided the Purchaser with all the information that the Purchaser has requested for deciding whether to purchase the Shares. To its knowledge, neither this Agreement (including all the exhibits and schedules hereto), nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in light of the circumstances under which they were made.

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4. Representations and Warranties of the Purchaser.

     a. Suitability of Investment. The Purchaser represents to the Sellers that:
(i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto; (ii) it is able to bear the economic risk of an investment in the Shares and can afford to sustain a substantial loss on such investment; (iii) it has had, during the course of this transaction, the opportunity to ask questions and receive answers from the Sellers and the Company concerning the Company and this Agreement; (iv) it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"); and (v) it is purchasing the Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless the Shares are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

     b. Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act, that there is no public market for the Shares and that it must bear the economic risk of investment in the Company for an indefinite period of time.

     c. Authority to Purchase. The Purchaser has full right, authority and power under its governing charter documents to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Purchaser pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Purchaser of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under Purchaser's governing charter documents. This Agreement and each agreement, document and instrument executed and delivered by the Purchaser pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each Purchaser enforceable in accordance with their respective terms. The execution, delivery and performance by the Purchaser of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby, do not and will not: (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time, or both) under any contract or obligation to which the Purchaser is a party or by which it or its assets are bound; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Purchaser; or (iii) require from the Purchaser any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party.

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     d. Legend. The Purchaser acknowledges and agrees that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by the Purchaser:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

5. Conditions of Purchaser's Obligations. Purchaser's obligation to purchase and pay for the Shares to be purchased by it shall be subject to the compliance by each Seller with its agreements herein contained and to the fulfillment to the Purchaser's satisfaction, or the waiver by the Purchaser, on or before and at the Closing Date of the following conditions:

     a. Satisfaction of Conditions. The representations and warranties of each Seller contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this Section 5 shall have been fulfilled to the Purchaser's satisfaction or waived in writing by the Purchaser; and, on the Closing Date, certificates to such effect executed by the President and Chief Financial Officer of each Seller shall have been delivered to the Purchaser.

     b. All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Purchaser. All third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings, governmental approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended ("HSR"), and waivers of all preemptive rights and rights of first refusal) shall have been obtained, and shall be reasonably satisfactory in form and substance to the Purchaser. Each Seller further covenants and agrees to use all commercially reasonable efforts to assist the Purchaser and the Company in complying with HSR, including, without limitation, making any necessary filings, and providing any and all information that is reasonably requested by any government agency, the Purchaser, or the Company in connection with the Purchaser and the Company's compliance with HSR.

     c. Stockholder Agreement. The Company, each Seller, and the Purchaser shall have entered into the Stockholder Agreement in substantially the form attached hereto as EXHIBIT A (the "Stockholder Agreement").

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     d. Opinion of Sellers' Counsel. The Purchaser shall have received from
Parr, Waddoups, Brown, Lace & Loveless, P.C., counsel for Caldera, an opinion (the "Caldera Opinion"), dated as of the Closing, in substantially the form attached hereto as EXHIBIT B, and from Parsons Behle & Latimer, counsel for Canopy, an opinion (the "Canopy Opinion"), dated as of the Closing, in substantially the form attached hereto as EXHIBIT C.

     e. Consent of the Company. The Purchaser shall have received from the Sellers written consent of the Company to the transactions contemplated in this Agreement.

     f. Warrant Purchase Agreement. The Purchaser and the Company shall have entered into a Warrant Purchase Agreement in substantially the form attached hereto as EXHIBIT D (the "Warrant Purchase Agreement").

7. Miscellaneous.

     a. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be governed and interpreted under the laws of the State of Delaware.

     b. Indemnification.

     (i) Each Seller agrees, severally and not jointly, to indemnify and hold harmless the Purchaser and the Purchaser's general partners, if any (collectively, the "Indemnitees"), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of any representation, warranty, agreement or covenant of such Seller contained herein. Upon written request, each Seller agrees to reimburse the Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Indemnitee may select their own counsel.

     (ii) Each Seller agrees, severally and not jointly, from and after the date of this Agreement until the first anniversary hereof, to indemnify the Indemnitees against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of any representation or warranty, made by the Company in the Warrant Purchase Agreement; provided, however, that any indemnification by either Seller as a result of the Company's breach of said representations and warranties shall be limited to the aggregate purchase price paid by the Purchaser to such Seller hereunder; and provided further, that as a condition to such indemnification obligation, each Seller may require the Indemnitee to transfer to such Seller that number of Shares that is equal to the aggregate amount of such indemnification divided by $7.50. Notwithstanding the limitation of damages set forth in the preceding sentence, upon written request, each Seller agrees to reimburse the Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Indemnitee may select their own counsel.

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     c. Dispute Resolution. In the event that after the date hereof, there is any dispute between the Purchaser and either Seller, then the following procedure shall be followed:

          (i) Upon the occurrence of such a dispute either such Seller(s) or the Purchaser may by written notice (the "Initial Notice") to the other party call for the consideration of such dispute by the Seller(s), on the one hand, and the general manager of the Metrowerks Division of Motorola's Semiconductor Products Sector ("SPS"), or such person's successor (such persons, the "Transaction Committee"). The Transaction Committee shall meet to discuss, review and attempt to resolve the dispute. The Transaction Committee may be assisted by other advisors, including accountants, attorneys, and employees, in its discussions and review.

          (ii) If the Transaction Committee is unable to reach an agreement under clause (a) above within thirty (30) days of the Initial Notice, then each of the Purchaser and such Seller(s) shall call for a higher level resolution discussion, pursuant to which the Purchaser shall designate in writing by notice to such Seller(s) within ten (10) days after the expiration of such thirty (30) day period a higher level management employee which shall be the President of SPS, or an equivalent position, as the case may be, (a "High Level Management Employee") to discuss and attempt to resolve the dispute. Such High Level Management Employee may be assisted by other advisors, including accountants, attorneys, and employees, in his or her discussions and negotiations with the other party. Such Seller(s) and the Purchaser agree to negotiate in good faith with one another for an additional period ending sixty (60) days after the date of Initial Notice.

               (A) In the event the dispute remains unresolved after the passage of sixty (60) days after the date of the Initial Notice, then such parties may attempt to settle any claim or controversy arising out of it through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by the Purchaser and such Seller(s) (the "Mediator"). Neither the Purchaser nor such Seller(s) may unreasonably withhold consent to the selection of a mediator, and the Purchaser and such Seller(s) will share the costs of the mediation equally.

          (iii) Any dispute which the Purchaser and the Seller(s) cannot resolve through negotiation or mediation within ninety (90) days of the date of the initial demand for it by either the Purchaser or such Seller(s) may then be submitted to the courts within the State of Delaware for resolution. The use of any procedures under this Section 7(c)(iii) will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party, and nothing in this paragraph will prevent either the Seller(s) or the Purchaser from resorting to judicial proceedings if
     (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serous and irreparable injury to one party or to others.

          (iv) Notwithstanding any of the procedures set forth in this Section 7(c), any controversy involving intellectual property may be brought immediately to the federal courts within the State of Delaware for resolution without resorting to the transaction committee or mediation provisions set forth herein.

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     d. Nondisclosure. Neither the Purchaser nor either Seller shall issue any press release or make any other public disclosure (including disclosure to public officials) with respect to this Agreement or the transactions contemplated by this Agreement, except as required by law, without the prior approval of the other party, which approval shall not be unreasonably withheld; provided, that either party may, if considered necessary by its counsel to fulfill its obligations as a publicly traded corporation, respond to inquiries and issue such releases as it considers necessary and appropriate, if it notifies the other party in advance of the substance of such proposed response or proposed release and gives such party reasonable opportunity for comment prior to such response or release.

     e. Notice. Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth below, or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

     If to the Purchaser:

                             Metrowerks Holdings, Inc.
                             9801 Metric Boulevard
                             Austin, TX 78758
                             Attn: President
                             Fax: (512) 997-5505

     with a copy to:

                             Motorola, Inc.
                             Law Department
                             1303 E. Algonquin Road
                             Schaumberg, IL 60196
                             Attention: General Counsel

     If to Caldera;

                             Caldera Systems, Inc.
                             240 West Center Street
                             Orem, UT 84057
                             Attn: President

     If to Canopy:

                             The Canopy Group, Inc.
                             240 West Center Street
                             Orem, UT 84057
                             Attn: Ralph Yarro

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     with a copy to:

                             Parson Behle & Latimer
                             201 South Main Street, Suite 1800
                             Salt Lake City, UT 84111
                             Attn: Brent Christensen
                             Fax: (801) 536-6111


     e. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, including counterparts transmitted by telecopier or telefax, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

                     (This space intentionally left blank.)

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                       SELLERS:

                                       THE CANOPY GROUP, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       CALDERA SYSTEMS, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       PURCHASER
                                       METROWERKS HOLDINGS, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


Lineo, Inc. hereby acknowledges the terms of this Agreement and consents to the sale of shares of its Common Stock as contemplated hereby:

LINEO, INC.

By:
    -------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------